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                                                                     EXHIBIT 4.3

                            CERTIFICATE OF CORRECTION

                               TO CORRECT AN ERROR

                                       IN

                         ASHFORD HOSPITALITY TRUST, INC.
                      ARTICLES OF AMENDMENT AND RESTATEMENT



Pursuant to the provisions of Section 1-207 of Corporations and Associations Articles, Annotated Code of Maryland, the undersigned execute(s) the following Certificate of Correction.

         1. The name of each party to the document being corrected is Montgomery
J. Bennett and David A. Brooks.

         2. That Articles of Amendment and Restatement were filed with the Department of Assessments and Taxation of the State of Maryland on July 28, 2003 and that said corporation required correction as permitted under the provisions of Section 1-207 of the Corporations and Associations Article of Annotated Code of Maryland.

         3. The error or defect in said document to be corrected is as follows:

In Article V, the par value per share for Common Stock and Preferred Stock was stated incorrectly as $0.001 per share.

         4. The foregoing inaccuracy or defect in the document is corrected to read as follows:

The par value per share for Common Stock and Preferred Stock in Article V should be $0.01 per share.

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         *IN WITNESS WHEREOF, the undersigned corporation has caused this
Certificate of Correction to be signed in its corporate name on its behalf of its President and Chief Executive Officer and attested by its Secretary on this 4th day of August 2003.

                                       ASHFORD HOSPITALITY TRUST, INC.
                                                Name of Corporation



                                       By: /s/ MONTGOMERY J. BENNETT
                                           -------------------------------------
                                           Montgomery J. Bennett
                                           President and Chief Executive Officer


ATTEST:


/s/ DAVID A. BROOKS
------------------------------
David A. Brooks, Secretary